UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2019

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED
PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
130 King Street West, Suite 300
Toronto, Ontario M5X 1E1
(Address of principal executive offices, including Zip Code)
(905)
845-6511
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On September 6, 2019, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the
“Co-Issuer”
and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and Morgan Stanley & Co, LLC, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $750 million aggregate principal amount of their 3.875% First Lien Senior Secured Notes due 2028 (the “Notes”), in a private placement to “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.
The Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the Company’s subsidiaries that guarantees the Issuers’ obligations under the Issuers’ existing senior secured credit facilities (the “Senior Secured Credit Facilities”).
The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The Notes Offering is expected to close on or about September 24, 2019, in accordance with the terms of the Purchase Agreement.
The Issuers expect to use the proceeds from the offering of the Notes (the “Notes Offering”), together with borrowings under the New Term Loan Facility (defined below) and cash on hand, to redeem the Issuers’ outstanding 4.625% First Lien Senior Secured Notes due 2022 (the “2022 First Lien Notes”), to repay certain other outstanding indebtedness, and to pay related fees and expenses.
Incremental Facility Amendment No. 4 to the Credit Agreement
On September 6, 2019, the Issuers entered into Incremental Facility Amendment No. 4 (the “2019 Incremental Amendment”) to the Credit Agreement, dated as of October 27, 2014, as amended by Amendment No. 1 dated as of May 22, 2015, Amendment No. 2 dated as of February 17, 2017, Incremental Facility Amendment dated as of March 27, 2017, Incremental Facility Amendment No. 2 dated as of May 17, 2017, Incremental Facility Amendment No. 3 dated as of October 13, 2017 and Amendment No. 3 dated as of October 2, 2018 (as amended, the “Credit Agreement”), by and among the Issuer, the
Co-Issuer,
1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The 2019 Incremental Amendment is expected to close on or about the date the 2022 First Lien Notes will be redeemed. The 2019 Incremental Amendment will extend the maturity date of the Company’s senior secured revolving credit facility (the “Revolving Credit Facility”) from October 13, 2022 to September 6, 2024, and will increase the amount of commitments under the Revolving Credit Facility to $1,000.0 million in aggregate principal amount, including a $125.0 million letter of credit sublimit. The security and guarantees under the amended Revolving Credit Facility and the New Term Loan Facility (as defined below) will be the same as those under the existing Revolving Credit Facility and Term Loan Facility.
The 2019 Incremental Amendment will also provide for a new term loan facility in the aggregate principal amount of $750 million (the “New Term Loan Facility”). The New Term Loan Facility will mature on September 6, 2024 and will bear interest at the Borrowers’ option, either at (a) a base rate plus an applicable margin varying from 0.00% and 0.50%, or (b) a Eurocurrency rate plus an applicable margin varying between 0.75% and 1.50%, in each case, determined by reference to a first lien leverage based pricing grid. The New Term Loan Facility will require compliance with a specified first lien leverage ratio. There will be no other material changes to the terms of the Credit Agreement. For a description of the Credit Agreement, see the Company’s Annual Report on Form
10-K
filed with the Securities and Exchange Commission on February 22, 2019.

The foregoing summary of the 2019 Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2019 Incremental Amendment, filed as Exhibit 10.45 hereto, which is incorporated herein by reference.
The Initial Purchasers and the Lenders and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, affiliates of certain of the Initial Purchasers are lenders and/or agents under the Senior Secured Credit Facilities and as such are entitled to certain fees and expenses in connection therewith.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report with respect to the 2019 Incremental Amendment is incorporated by reference into this Item 2.03.
Item 8.01 Other Events
On September 6, 2019, the Company issued a press release to announce the launch of the Notes Offering and the 2019 Incremental Amendment. A copy of the press release is attached hereto as Exhibit 99.1.
Also on September 6, 2019, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2.
On September 6, 2019, the Issuers sent a notice of redemption providing for the redemption, on October 6, 2019 (the “Redemption Date”), of all of the Issuers’ outstanding $1,250 million aggregate principal amount of the 2022 First Lien Notes. The redemption price will be equal to 100.000% of the principal amount of such 2022 First Lien Notes redeemed, plus accrued and unpaid interest (including Additional Amounts, if any), thereon, if any, to, but excluding, the Redemption Date (in each case as defined and calculated in accordance with the indenture governing the 2022 First Lien Notes). The redemption of the 2022 First Lien Notes is conditioned on the Issuers’ receiving net proceeds from one or more refinancing transactions sufficient to redeem the 2022 First Lien Notes on the Redemption Date.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

10.66
Incremental Facility Amendment No. 4, dated as of September 6, 2019, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender, and the other lenders party thereto.

99.1	Press Release dated September 6, 2019

99.2	Press Release dated September 6, 2019

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019
RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner
RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill M. Granat
Name: Jill M. Granat
Title: General Counsel and Corporate Secretary